Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of New England Business Service, Inc. on Form S-8 of our report dated August 4, 1997, appearing in the Annual Report on Form 10-K of New England Business Service, Inc. for the year ended June 28, 1997.



/s/DELOITTE & TOUCHE LLP
------------------------
Boston, MA
January 23, 1998